Exhibit 99.1

News Release	Contact:

For Immediate Release	James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com
TLCVision Reports Third Quarter 2009 Results
ST. LOUIS, MO, November 16, 2009: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced results for the third quarter ended September 30, 2009.
James B. Tiffany, President and Chief Operating Officer of TLCVision, commented, “TLCVision posted solid operating results during the third quarter of 2009. Our refractive centers procedure volume was down 17% for the quarter, in-line with industry metrics and we continued to reduce costs during the quarter. We reduced our fixed cost structure by $9.2 million in the third quarter, a 23% decrease from the prior year.
We continue to benefit from strong performances in our non-refractive businesses as they continue to contribute positive EBITDA and cash flow. Our non-refractive businesses, which include other surgical procedures and general eye care, accounted for 46% of our total revenue for the third quarter. We continued to see solid growth in both our cataract business and eye care business.
Our consolidated cash balance at September 30, 2009 was $13.2 million.”
Third Quarter 2009 Results
•	Revenue for the third quarter was $51.6 million, a 10% decrease over prior year revenue of $57.5 million, with refractive revenues showing a decline of 22%.
•	Refractive Centers revenue of $22.2 million decreased by 22%, as same-store majority-owned center procedures declined by 17%, less than estimated market declines.

•	Doctor Services revenue of $22.2 million decreased by 2%, due primarily to the sale of the Phoenix ambulatory surgery center.

•	Eye Care revenue of $7.2 million increased 13%. This increase was due to increases in franchisee revenue.
•	General and administrative and marketing costs declined by 35% or $5.7 million below prior year due to cost reduction initiatives.
•	Other expenses increased $6.6 million due to various restructuring activities including legal fees, consulting costs and severance charges.
•	Consolidated net loss attributable to TLC Vision Corporation for the third quarter was ($10.0) million, compared to ($6.7) million from the prior year period. Net loss attributable to TLC Vision Corporation per diluted share for the third quarter was ($0.20), compared to net a loss of ($0.13) for the prior year period.
•	Pro-forma net loss attributable to TLC Vision Corporation for the third quarter (excluding impairment, severance and restructuring charges) was ($2.3) million or ($0.04) per fully diluted share, compared to ($5.2) million, or ($0.10) per fully diluted share in the third quarter of 2008.
•	Adjusted EBITDA for the third quarter was $6.7 million, or $0.13 per fully diluted share, compared to $2.7 million, or $0.05 per fully diluted share for the third quarter of 2008.

Nine Month 2009 Results
•	Revenue for the nine months ended September 30, 2009, was $179.5 million, a 19% decrease over prior year revenue of $222.0 million, with refractive revenues showing a decline of 33%.
•	Refractive Centers revenue of $85.1 million decreased by 33%, as same-store majority-owned center procedures declined by 30%.

•	Doctor Services revenue of $70.3 million decreased by 4%, reflecting weakness in the refractive access business partially offset by growth in the cataract business.

•	Eye Care revenue of $24.1 million increased 8% as a result of increased franchises and revenue per franchisee.
•	General and administrative and marketing costs declined by 34% or $18.2 million below prior year due to cost reduction initiatives.
•	Other expenses increased $15.3 million due to various restructuring activities including legal fees, consulting costs and severance charges.
•	Consolidated net loss attributable to TLC Vision Corporation for the nine months ended September 30, 2009 was ($18.2) million, compared to a loss of ($2.8) million for the prior year period. Net loss attributable to TLC Vision Corporation per diluted share for the nine months ended September 30, 2009, was ($0.36), compared to a net loss per diluted share of ($0.06) for the prior year period.
•	Pro-forma net loss attributable to TLC Vision Corporation for the nine months ended September 30, 2009 (excluding impairment, severance and restructuring charges) was ($2.2) million, or ($0.04) per fully diluted share, compared to a loss of ($1.3) million, or ($0.03) per fully diluted share for the prior year period.
•	Adjusted EBITDA for the nine months ended September 30, 2009 was $21.3 million, or $0.42 per fully diluted share, compared to $22.2 million, or $0.44 per fully diluted share, for the first nine months of 2008.
Expiration of Limited Waiver and Forbearance and Ongoing Discussions with Lenders
The limited waiver and forbearance which had been granted to the Company by its senior lenders under the Company’s secured credit facility, expired in accordance with its terms on November 15, 2009. The Company continues to be in discussions with the secured lenders on the terms of a restructuring of the Company’s capital structure. There can be no assurance, however, that the Company will be able to reach agreement on the terms of a restructuring with the secured lenders or that the secured lenders will continue to forbear from exercising their rights under the credit facility. The Company is also in discussions with certain third parties regarding the sale of certain non-core assets.
The credit agreement, dated June 21, 2007, as amended, provides for an $85 million term loan and a $25 million revolving credit line. As of October 31, 2009, the principal amount outstanding under the credit facility was approximately $100.1 million.
The Company’s Quarterly Report on Form 10-Q, issued today and the Company’s Annual Report on Form 10-K disclose additional information regarding the amendments to its debt agreements and provide additional disclosure regarding the risks of the Company’s current liquidity situation and its ability to comply with its financial covenants.
Use of Non-GAAP Measures
Pro-forma results are presented to facilitate a comparison of current year and prior year results. The calculations of pro-forma results are not specified by United States generally accepted accounting principles (“GAAP”). Our calculations of pro-forma results may not be comparable to similarly-titled measures of other companies. A reconciliation of reported net income to pro-forma net income for the quarter and nine months ended September 30, 2009 and 2008, is included in the attached Consolidated Statements of Operations.
Adjusted EBITDA is a non-GAAP financial measure. It is used in addition to and in conjunction with results presented in accordance with GAAP. This non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. A schedule detailing the calculation of Adjusted EBITDA is attached to this release.
Non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Conference Call
The company will host a conference call and live webcast with investors and analysts on Monday, November 16, 2009 at 4:30 p.m. (EST). To access, please dial 877-874-1586 or 719-325-4896 (international callers) and enter the pass code 7118427. The call will be broadcast live on the company’s website at www.tlcv.com under the “Webcasts” link in the Investor Relations section.
A replay of the conference call will be available until November 30, 2009. To access the replay, dial 888-203-1112 or 719-457-0820 (international callers) and enter the pass code: 7118427. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.
Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.
See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward- looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.tlcvision.com.
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TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended September 30,
	2009	2008

Revenues:
Refractive centers	$22,197	$28,516
Doctor services	22,216	22,634
Eye care	7,212	6,384

Total revenues	51,625	57,534

Cost of revenues (excluding amortization):
Refractive centers	17,510	22,245
Doctor services	16,371	16,618
Eye care	3,491	2,596

Total cost of revenues (excluding amortization)	37,372	41,459

Gross profit	14,253	16,075

General and administrative	5,679	6,848
Marketing and sales	4,948	9,448
Amortization of intangibles	583	799
Impairment of goodwill, intangibles and other long-term assets	496	1,500
Other expense (income), net	6,471	(147)

Total operating costs	18,177	18,448

Operating loss	(3,924)	(2,373)

Interest income	—	122
Interest expense	(4,118)	(2,577)
Earnings from equity investments	230	467

Loss before income taxes	(7,812)	(4,361)
Income tax expense	(176)	(218)

Net loss	(7,988)	(4,579)

Less: Net income attributable to noncontrolling interest	2,057	2,132

Net loss attributable to TLC Vision Corporation	$(10,045)	$(6,711)

Net loss per share attributable to TLC Vision Corporation, diluted	$(0.20)	$(0.13)

Weighted average number of common shares outstanding, diluted	50,565	50,345

Calculation of Pro Forma Net Loss and EPS
Net loss attributable to TLC Vision Corporation, as reported	$(10,045)	$(6,711)
Add: Impairment, severance and restructuring charges	7,790	1,500

Pro forma net loss attributable to TLC Vision Corporation	$(2,255)	$(5,211)

Pro forma net loss per share attributable to TLC Vision Corporation, diluted	$(0.04)	$(0.10)

Calculation of Adjusted EBITDA
Net loss attributable to TLC Vision Corporation, as reported	$(10,045)	$(6,711)
Add: Income tax expense	176	218
Depreciation and amortization	3,946	4,968
Interest expense, net	4,118	2,455
Non-cash compensation	332	390
Foreign exchange loss (gain)	342	(165)
Impairment, severance and restructuring charges	7,790	1,500
Other	7	—

Adjusted EBITDA	$6,666	$2,655

Adjusted EBITDA per share, diluted	$0.13	$0.05

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Nine months ended September 30,
	2009	2008
Revenues:
Refractive centers	$85,145	$126,540
Doctor services	70,264	73,225
Eye care	24,097	22,221

Total revenues	179,506	221,986

Cost of revenues (excluding amortization):
Refractive centers	65,140	89,011
Doctor services	52,462	53,439
Eye care	11,413	10,109

Total cost of revenues (excluding amortization)	129,015	152,559

Gross profit	50,491	69,427

General and administrative	18,007	22,201
Marketing and sales	17,285	31,308
Amortization of intangibles	1,748	2,432
Impairment of goodwill, intangibles and other long-term assets	496	1,500
Other expense (income), net	14,617	(703)

Total operating costs	52,153	56,738

Operating (loss) income	(1,662)	12,689

Interest income	168	548
Interest expense	(9,681)	(7,467)
Earnings from equity investments	1,022	365

(Loss) income before income taxes	(10,153)	6,135
Income tax expense	(660)	(950)

Net (loss) income	(10,813)	5,185

Less: Net income attributable to noncontrolling interest	7,415	8,024

Net loss attributable to TLC Vision Corporation	$(18,228)	$(2,839)

Net loss per share attributable to TLC Vision Corporation, diluted	$(0.36)	$(0.06)

Weighted average number of common shares outstanding, diluted	50,550	50,292

Calculation of Pro Forma Net Loss and EPS
Net loss attributable to TLC Vision Corporation, as reported	$(18,228)	$(2,839)
Add: Impairment, severance and restructuring charges	16,048	1,500

Pro forma net loss attributable to TLC Vision Corporation	$(2,180)	$(1,339)

Pro forma net loss per share attributable to TLC Vision Corporation, diluted	$(0.04)	$(0.03)

Calculation of Adjusted EBITDA
Net loss attributable to TLC Vision Corporation, as reported	$(18,228)	$(2,839)
Add: Income tax expense	660	950
Depreciation and amortization	11,955	14,845
Interest expense, net	9,513	6,919
Non-cash compensation	675	1,101
Foreign exchange loss (gain)	651	(246)
Impairment, severance and restructuring charges	16,048	1,500
Other	14	—

Adjusted EBITDA	$21,288	$22,230

Adjusted EBITDA per share, diluted	$0.42	$0.44

TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	As of	As of
	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$13,153	$4,492
Accounts receivable, net	16,517	16,870
Prepaid expenses, inventory and other	11,889	14,214

Total current assets	41,559	35,576

Restricted cash	1,000	—
Investments and other assets, net	9,279	11,694
Goodwill	26,755	28,570
Other intangible assets, net	8,252	10,628
Fixed assets, net	43,227	50,514

Total assets	$130,072	$136,982

LIABILITIES
Current liabilities:
Accounts payable	$14,094	$17,897
Accrued liabilities	24,444	28,076
Current maturities of long-term debt (including debt in default of $100.1 million and $82.7 million at September 30, 2009 and December 31, 2008, respectively)	106,644	89,081

Total current liabilities	145,182	135,054

Long-term debt, less current maturities	14,891	16,500
Other long-term liabilities	6,772	5,444

Total liabilities	166,845	156,998

STOCKHOLDERS’ DEFICIT
TLC Vision Corporation stockholders’ deficit:
Common stock, no par value	339,809	339,112
Option and warrant equity	745	745
Accumulated other comprehensive loss	—	(1,545)
Accumulated deficit	(391,886)	(373,658)

Total TLC Vision Corporation stockholders’ deficit	(51,332)	(35,346)
Noncontrolling interest	14,559	15,330

Total stockholders’ deficit	(36,773)	(20,016)

Total liabilities and stockholders’ deficit	$130,072	$136,982

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands, except per share amounts)

	Nine months ended September 30,
	2009	2008
OPERATING ACTIVITIES
Net (loss) income	$(10,813)	$5,185

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	11,955	14,845
Impairment of goodwill, intangibles and other long-term assets	496	1,500
Earnings from equity investments	(1,022)	(365)
Gain on sales and disposals of fixed assets	(303)	(397)
Loss (gain) on sale of businesses	1,594	(139)
Non-cash compensation expense	675	1,101
Write-down of inventory	720	—
Other	595	459
Changes in operating assets and liabilities, net of acquisitions and dispositions:	1,706	(132)

Cash provided by operating activities	5,603	22,057

INVESTING ACTIVITIES
Purchases of fixed assets	(1,259)	(2,785)
Proceeds from sales of fixed assets	534	774
Distributions and loan payments received from equity investments	1,564	1,682
Acquisitions and equity investments	(5,038)	(8,332)
Divestitures of businesses	2,181	1,128
Other	(61)	(72)

Cash used in investing activities	(2,079)	(7,605)

FINANCING ACTIVITIES
Restricted cash movement	(1,000)	1,101
Principal payments of debt financing and capital leases	(4,024)	(25,818)
Proceeds from debt financing	17,971	13,784
Capitalized debt costs	(78)	(534)
Distributions to noncontrolling interests	(7,754)	(7,724)
Proceeds from issuances of common stock	22	309

Cash provided by (used in) financing activities	5,137	(18,882)

Net increase (decrease) in cash and cash equivalents during the period	8,661	(4,430)
Cash and cash equivalents, beginning of period	4,492	12,925

Cash and cash equivalents, end of period	$13,153	$8,495

Operating cash flow per diluted share	$0.11	$0.44